Prospectus Supplement to Prospectus Dated November 17, 2005

                                  $949,877,200
                                (Approximate)(1)

               Mortgage Pass-Through Certificates, Series 2006-FF3

                              FFMLT Trust 2006-FF3
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor
                         Goldman Sachs Mortgage Company
                                     Sponsor
                     National City Home Loan Services, Inc.
                                    Servicer

      This is a supplement to the Prospectus Supplement dated February 21, 2006 (the "Prospectus Supplement") to the Prospectus dated November 17, 2005 relating to the FFMLT Trust 2006-FF3 Mortgage Pass-Through Certificates, Series 2006-FF3.

      Capitalized terms used in this supplement but not defined in this supplement shall have the meanings given them in the Prospectus Supplement, dated February 21, 2006.

      The table under the heading "Prepayment and Yield
Considerations--Structuring Assumptions" on pages S-90 through S-92 of the Prospectus Supplement is hereby deleted in its entirety and replaced with the following table on pages S-2 through S-4 herein:

      The Risk Factor titled "Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses" on page S-24 of the Prospectus Supplement is hereby deleted in its entirety and replaced with the Risk Factor on page S-5 herein:

      The table under the heading "The Mortgage Loans--All Collateral" titled "Distribution by Interest Only Term" on page A-5 of Schedule A-Collateral Term Sheet attached to the Prospectus Supplement is hereby deleted in its entirety and replaced with the table on page S-6 herein:

      The table under the heading "The Mortgage Loans--Group I Collateral" titled "Distribution by Interest Only Term" on page A-11 of Schedule A-Collateral Term Sheet attached to the Prospectus Supplement is hereby deleted in its entirety and replaced with the table on page S-7 herein:

      The table under the heading "The Mortgage Loans--Group II Collateral" titled "Distribution by Interest Only Term" on page A-17 of Schedule A-Collateral Term Sheet attached to the Prospectus Supplement is hereby deleted in its entirety and replaced with the table on page S-8 herein:


                              Goldman, Sachs & Co.
(1) Subject to a variance of +/- 5%.

                                                         Remaining      Remaining
                                                          Term to      Amortization
                                          Principal        Maturity         Term          Loan Age                     First Reset
  Group                  Type            Balance ($)     (Months)(2)  (Months)(1)(2)(4)   (Months)(2)      Index       (Months)(3)
-----------------------------------------------------------------------------------------------------------------------------------
    1      1 YR ARM                         885,054.79       358              358            2           LIBOR_6MO          10
    1      1 YR ARM                         167,443.24       356              356            4           LIBOR_6MO          8
    1      1 YR ARM                         397,912.03       357              357            3           LIBOR_6MO          9
    1      15 YR FIXED                    1,864,877.38       178              177            2               -              -
    1      15 YR FIXED                      108,306.38       178              178            2               -              -
    1      15 YR FIXED                      170,331.89       177              177            3               -              -
    1      15 YR FIXED                    2,067,996.53       178              177            2               -              -
    1      15 YR FIXED IO                   154,363.08       178              120            2               -              -
    1      2 YR ARM                      15,741,840.88       358              358            2           LIBOR_6MO          22
    1      2 YR ARM                       2,132,805.69       358              358            2           LIBOR_6MO          22
    1      2 YR ARM                       1,851,342.79       357              357            3           LIBOR_6MO          21
    1      2 YR ARM                      13,409,358.28       358              358            2           LIBOR_6MO          22
    1      2 YR ARM                      46,823,469.98       358              358            2           LIBOR_6MO          22
    1      2 YR ARM                       5,674,444.96       358              358            2           LIBOR_6MO          22
    1      2 YR ARM                       5,411,976.09       358              358            2           LIBOR_6MO          22
    1      2 YR ARM BALLOON 40/30           463,181.35       358              478            2           LIBOR_6MO          22
    1      2 YR ARM BALLOON 40/30            63,957.53       358              478            2           LIBOR_6MO          22
    1      2 YR ARM BALLOON 40/30         1,843,340.05       358              478            2           LIBOR_6MO          22
    1      2 YR ARM BALLOON 40/30           135,884.63       358              478            2           LIBOR_6MO          22
    1      2 YR ARM BALLOON 40/30           117,500.23       358              478            2           LIBOR_6MO          22
    1      2 YR ARM IO                   12,637,040.40       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                      413,900.00       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                    4,487,384.33       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                    4,433,241.82       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                   51,029,929.86       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                    5,077,905.05       358              300            2           LIBOR_6MO          22
    1      2 YR ARM IO                   11,695,021.69       358              300            2           LIBOR_6MO          22
    1      3 YR ARM                      14,971,988.81       358              358            2           LIBOR_6MO          34
    1      3 YR ARM                         784,989.42       358              358            2           LIBOR_6MO          34
    1      3 YR ARM                         102,239.75       358              358            2           LIBOR_6MO          34
    1      3 YR ARM                         435,412.34       357              357            3           LIBOR_6MO          33
    1      3 YR ARM                       1,568,009.28       358              358            2           LIBOR_6MO          34
    1      3 YR ARM                       9,500,844.22       358              358            2           LIBOR_6MO          34
    1      3 YR ARM IO                   11,272,563.32       358              300            2           LIBOR_6MO          34
    1      3 YR ARM IO                      216,000.00       358              300            2           LIBOR_6MO          34
    1      3 YR ARM IO                      576,000.00       357              300            3           LIBOR_6MO          33
    1      3 YR ARM IO                      502,450.00       358              300            2           LIBOR_6MO          34
    1      3 YR ARM IO                      216,800.00       358              300            2           LIBOR_6MO          34
    1      3 YR ARM IO                    1,436,344.23       358              300            2           LIBOR_6MO          34
    1      3 YR ARM IO                   13,706,101.31       358              300            2           LIBOR_6MO          34
    1      30 YR FIXED                   16,318,467.01       357              357            2               -              -
    1      30 YR FIXED                    1,355,727.63       357              357            3               -              -
    1      30 YR FIXED                      277,270.04       357              357            3               -              -
    1      30 YR FIXED                    2,556,877.80       357              357            3               -              -
    1      30 YR FIXED                      961,293.88       358              358            2               -              -
    1      30 YR FIXED                   18,932,843.41       358              358            2               -              -
    1      30 YR FIXED IO                 1,782,649.99       358              300            2               -              -
    1      30 YR FIXED IO                    75,000.00       357              300            3               -              -
    1      30 YR FIXED IO                 3,647,766.23       358              300            2               -              -
    1      5 YR ARM                         340,446.92       358              358            2           LIBOR_6MO          58
    1      5 YR ARM                       1,483,201.54       357              357            3           LIBOR_6MO          57
    1      5 YR ARM BALLOON 40/30           157,449.81       358              477            2           LIBOR_6MO          58
    1      5 YR ARM IO                    1,512,242.44       358              300            2           LIBOR_6MO          58
    1      5 YR ARM IO                      124,400.00       359              300            1           LIBOR_6MO          59
    1      5 YR ARM IO                    1,197,971.78       357              300            3           LIBOR_6MO          57
    1      5 YR ARM IO                      151,968.33       358              300            2           LIBOR_6MO          58
    1      5 YR ARM IO                    2,786,519.78       358              300            2           LIBOR_6MO          58
    1      6 MO ARM IO                      319,500.00       358              300            2           LIBOR_6MO          4
    1      6 MO ARM IO                      484,500.00       358              300            2           LIBOR_6MO          4
    1      6 MO ARM IO                      234,400.00       358              300            2           LIBOR_6MO          4
    1      FIXED BALLOON 30/15               34,880.99       175              355            5               -              -
    1      FIXED BALLOON 40/30              716,844.02       358              478            2               -              -
    2      1 YR ARM                         222,229.62       358              358            2           LIBOR_6MO          10
    2      15 YR FIXED                      926,255.93       177              177            3               -              -
    2      15 YR FIXED                      336,033.63       178              178            2               -              -
    2      15 YR FIXED                      325,195.46       178              178            2               -              -
    2      15 YR FIXED                       71,550.47       178              178            2               -              -
    2      15 YR FIXED                    1,453,943.04       178              178            2               -              -
    2      15 YR FIXED IO                    52,348.15       178              120            2               -              -
    2      15 YR FIXED IO                   248,000.00       178              120            2               -              -
    2      2 YR ARM                      31,167,426.81       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                       1,937,000.61       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                       6,320,136.40       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                      11,993,346.78       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                      51,840,588.02       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                       3,790,778.78       358              358            2           LIBOR_6MO          22
    2      2 YR ARM                       4,171,551.81       358              358            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           885,997.67       358              478            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           148,127.59       358              470            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           274,217.90       358              478            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           328,694.90       358              478            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30         3,775,046.11       358              478            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           142,538.97       358              478            2           LIBOR_6MO          22
    2      2 YR ARM BALLOON 40/30           127,255.51       358              478            2           LIBOR_6MO          22
    2      2 YR ARM IO                   51,304,746.80       357              300            3           LIBOR_6MO          21
    2      2 YR ARM IO                    1,770,400.00       355              300            5           LIBOR_6MO          19
    2      2 YR ARM IO                   25,372,023.61       358              300            2           LIBOR_6MO          22
    2      2 YR ARM IO                    3,420,657.87       358              300            2           LIBOR_6MO          22
    2      2 YR ARM IO                  243,469,025.04       358              300            2           LIBOR_6MO          22
    2      2 YR ARM IO                    5,995,659.60       358              300            2           LIBOR_6MO          22
    2      2 YR ARM IO                   29,729,585.31       358              300            2           LIBOR_6MO          22
    2      3 YR ARM                      18,387,251.04       358              358            2           LIBOR_6MO          34
    2      3 YR ARM                       1,935,119.01       358              358            2           LIBOR_6MO          34
    2      3 YR ARM                       8,667,991.75       358              358            2           LIBOR_6MO          34
    2      3 YR ARM IO                   34,855,997.94       358              300            2           LIBOR_6MO          34
    2      3 YR ARM IO                    1,118,150.00       358              300            2           LIBOR_6MO          34
    2      3 YR ARM IO                      254,400.00       358              300            2           LIBOR_6MO          34
    2      3 YR ARM IO                      711,399.99       358              300            2           LIBOR_6MO          34
    2      3 YR ARM IO                    2,396,619.15       358              300            2           LIBOR_6MO          34
    2      3 YR ARM IO                   33,159,416.28       358              300            2           LIBOR_6MO          34
    2      30 YR FIXED                   23,247,771.63       358              358            2               -              -
    2      30 YR FIXED                    3,075,777.80       358              358            2               -              -
    2      30 YR FIXED                      438,226.70       358              358            2               -              -
    2      30 YR FIXED                    4,922,319.83       357              357            3               -              -
    2      30 YR FIXED                    3,058,164.64       358              358            2               -              -
    2      30 YR FIXED                   36,981,175.31       357              357            2               -              -
    2      30 YR FIXED IO                 7,438,352.45       358              300            2               -              -
    2      30 YR FIXED IO                   579,145.17       358              300            2               -              -
    2      30 YR FIXED IO                 2,101,900.00       357              300            3               -              -
    2      30 YR FIXED IO                 5,172,561.79       358              300            2               -              -
    2      5 YR ARM                         747,485.25       358              358            2           LIBOR_6MO          58
    2      5 YR ARM                          37,963.44       358              358            2           LIBOR_6MO          58
    2      5 YR ARM                       1,632,498.04       358              358            2           LIBOR_6MO          58
    2      5 YR ARM IO                    2,215,500.00       358              300            2           LIBOR_6MO          58
    2      5 YR ARM IO                    2,138,349.67       358              300            2           LIBOR_6MO          58
    2      5 YR ARM IO                    3,692,697.57       357              300            3           LIBOR_6MO          57
    2      5 YR ARM IO                      102,399.67       358              300            2           LIBOR_6MO          58
    2      5 YR ARM IO                    7,448,500.55       358              300            2           LIBOR_6MO          58
    2      6 MO ARM                         442,461.36       358              358            2           LIBOR_6MO          4
    2      6 MO ARM IO                      657,200.00       356              300            4           LIBOR_6MO          2
    2      6 MO ARM IO                      398,400.00       358              300            2           LIBOR_6MO          4
    2      6 MO ARM IO                      815,981.18       358              300            2           LIBOR_6MO          4
    2      FIXED BALLOON 30/15               67,109.52       178              358            2               -              -
    2      FIXED BALLOON 40/30              803,770.73       358              478            2               -              -
    2      FIXED BALLOON 40/30              217,460.70       358              478            2               -              -


            Cut-off Date                                                                               Original
                Gross        Gross       Initial                                                    Interest-Only
              Interest       Margin     Periodic     Periodic     Gross Lifetime      Floor Rate        Period
  Group      Rate (%)(2)     (%)(3)    Cap (%)(3)   Cap (%)(3)  Maximum Rate (%)(3)     (%)(3)      (Months)(2)(4)
------------------------------------------------------------------------------------------------------------------
    1          7.50861      5.74971      2.00000     1.00000         13.50861           7.50861           -
    1          6.99000      5.75000      2.00000     1.00000         12.99000           6.99000           -
    1          6.50000      6.25000      2.00000     1.00000         12.50000           6.50000           -
    1          7.11946         -            -           -                -                 -              -
    1          6.94044         -            -           -                -                 -              -
    1          6.81110         -            -           -                -                 -              -
    1          6.65750         -            -           -                -                 -              -
    1          7.62500         -            -           -                -                 -              60
    1          7.63442      5.75933      3.00000     1.00000         13.63442           7.63442           -
    1          7.92359      5.72838      3.00000     1.00000         13.92359           7.92359           -
    1          7.99732      5.65528      3.00000     1.00000         13.99732           7.99732           -
    1          7.53355      5.77426      3.00000     1.00000         13.53355           7.53355           -
    1          7.66718      5.77700      3.00000     1.00000         13.66510           7.66510           -
    1          7.28801      5.93286      3.00000     1.00000         13.28801           7.28801           -
    1          7.19876      5.61057      3.00000     1.00000         13.19876           7.19876           -
    1          7.37500      5.50000      3.00000     1.00000         13.37500           7.37500           -
    1          7.50000      5.37500      3.00000     1.00000         13.50000           7.50000           -
    1          7.31424      5.36206      3.00000     1.00000         13.31424           7.31424           -
    1          6.62500      5.50000      3.00000     1.00000         12.62500           6.62500           -
    1          6.62500      5.75000      3.00000     1.00000         12.62500           6.62500           -
    1          7.76993      5.44141      3.00000     1.00000         13.76993           7.76993           60
    1          8.62838      5.56445      3.00000     1.00000         14.62838           8.62838           60
    1          7.63521      5.26359      3.00000     1.00000         13.63521           7.63521           60
    1          7.39443      5.43280      3.00000     1.00000         13.39443           7.39443           60
    1          7.29819      5.34667      3.00000     1.00000         13.29819           7.29819           60
    1          7.25825      5.59870      3.00000     1.00000         13.25825           7.25825           60
    1          7.00178      5.33752      3.00000     1.00000         13.00178           7.00178           60
    1          7.60267      5.76548      3.00000     1.00000         13.60267           7.60267           -
    1          7.27597      5.61478      3.00000     1.00000         13.27597           7.27597           -
    1          7.25000      5.00000      3.00000     1.00000         13.25000           7.25000           -
    1          6.16514      5.17409      3.00000     1.00000         12.16514           6.16514           -
    1          7.55814      5.81380      3.00000     1.00000         13.55814           7.55814           -
    1          7.34573      5.66825      3.00000     1.00000         13.34573           7.34573           -
    1          7.45213      5.51359      3.00000     1.00000         13.45213           7.45213           60
    1          6.87500      5.00000      3.00000     1.00000         12.87500           6.87500           60
    1          6.97222      5.12760      3.00000     1.00000         12.97222           6.97222           60
    1          7.34433      5.43773      3.00000     1.00000         13.34433           7.34433           60
    1          7.12500      5.00000      3.00000     1.00000         13.12500           7.12500           60
    1          6.96275      5.31737      3.00000     1.00000         12.96275           6.96275           60
    1          7.01614      5.30672      3.00000     1.00000         13.01614           7.01614           60
    1          7.09713         -            -           -                -                 -              -
    1          7.67117         -            -           -                -                 -              -
    1          7.24545         -            -           -                -                 -              -
    1          6.99733         -            -           -                -                 -              -
    1          7.75440         -            -           -                -                 -              -
    1          7.02245         -            -           -                -                 -              -
    1          7.61313         -            -           -                -                 -              60
    1          7.75000         -            -           -                -                 -              60
    1          7.43301         -            -           -                -                 -              60
    1          7.18595      5.12500      3.00000     1.00000         13.18595           7.18595           -
    1          6.37904      5.02741      3.00000     1.00000         12.37904           6.37904           -
    1          7.12500      5.00000      3.00000     1.00000         13.12500           7.12500           -
    1          6.91252      5.25434      3.00000     1.00000         12.91252           6.91252           60
    1          5.99900      5.00000      3.00000     1.00000         11.99900           5.99900           60
    1          6.32386      5.07930      3.00000     1.00000         12.32386           6.32386           60
    1          7.25000      5.00000      3.00000     1.00000         13.25000           7.25000           60
    1          6.74810      5.08241      3.00000     1.00000         12.66934           6.74810           60
    1          8.00000      5.00000      1.00000     1.00000         14.00000           8.00000           60
    1          6.97691      4.91589      1.00000     1.00000         12.97691           6.97691           60
    1          6.07466      4.77133      1.00000     1.00000         12.07466           6.07466           60
    1          8.00000         -            -           -                -                 -              -
    1          7.56973         -            -           -                -                 -              -
    2          8.87500      5.62500      2.00000     1.00000         14.87500           8.87500           -
    2          7.81781         -            -           -                -                 -              -
    2          8.08049         -            -           -                -                 -              -
    2          8.58171         -            -           -                -                 -              -
    2          7.62500         -            -           -                -                 -              -
    2          7.69816         -            -           -                -                 -              -
    2          7.99000         -            -           -                -                 -              60
    2          7.87500         -            -           -                -                 -              60
    2          7.92006      5.89803      3.00000     1.00000         13.92006           7.92006           -
    2          8.19178      5.59241      3.00000     1.00000         14.19178           8.19178           -
    2          7.78826      5.71933      3.00000     1.00000         13.78826           7.78826           -
    2          7.91548      5.92478      3.00000     1.00000         13.91548           7.91548           -
    2          7.66704      5.74261      3.00000     1.00000         13.66754           7.66754           -
    2          7.82017      6.09303      3.00000     1.00000         13.82017           7.82017           -
    2          7.85018      5.92367      3.00000     1.00000         13.85018           7.85018           -
    2          7.44062      5.19117      3.00000     1.00000         13.44062           7.44062           -
    2          8.50000      5.62500      3.00000     1.00000         14.50000           8.50000           -
    2          7.50110      5.00000      3.00000     1.00000         13.50110           7.50110           -
    2          7.40759      5.81161      3.00000     1.00000         13.40759           7.40759           -
    2          7.56790      5.39464      3.00000     1.00000         13.56790           7.56790           -
    2          6.62500      5.00000      3.00000     1.00000         12.62500           6.62500           -
    2          7.50000      5.50000      3.00000     1.00000         13.50000           7.50000           -
    2          7.66337      5.26511      3.00000     1.00000         13.66337           7.66337           60
    2          6.63494      5.01034      3.00000     1.00000         12.63494           6.63494           60
    2          7.67405      5.29341      3.00000     1.00000         13.67405           7.67405           60
    2          7.89934      5.63688      3.00000     1.00000         13.89934           7.89934           60
    2          7.15284      5.24446      3.00000     1.00000         13.15284           7.15284           60
    2          7.47534      5.80095      3.00000     1.00000         13.47534           7.47534           60
    2          6.81777      5.25444      3.00000     1.00000         12.81777           6.81777           60
    2          7.69829      5.82020      3.00000     1.00000         13.69829           7.69829           -
    2          7.73432      5.97487      3.00000     1.00000         13.70265           7.70265           -
    2          6.95001      5.41606      3.00000     1.00000         12.95001           6.95001           -
    2          7.51191      5.52220      3.00000     1.00000         13.51191           7.51191           60
    2          8.07733      5.42094      3.00000     1.00000         14.07733           8.07733           60
    2          8.20283      5.77358      3.00000     1.00000         14.20283           8.20283           60
    2          7.87500      5.56997      3.00000     1.00000         13.87500           7.87500           60
    2          7.17635      5.37007      3.00000     1.00000         13.17635           7.17635           60
    2          7.03745      5.21680      3.00000     1.00000         13.03745           7.03745           60
    2          8.12113         -            -           -                -                 -              -
    2          8.27147         -            -           -                -                 -              -
    2          8.64069         -            -           -                -                 -              -
    2          7.20068         -            -           -                -                 -              -
    2          8.19013         -            -           -                -                 -              -
    2          7.55028         -            -           -                -                 -              -
    2          8.49390         -            -           -                -                 -              60
    2          9.19202         -            -           -                -                 -              60
    2          7.52822         -            -           -                -                 -              60
    2          7.61443         -            -           -                -                 -              60
    2          7.16146      5.27761      3.00000     1.00000         13.16146           7.16146           -
    2          9.62500      7.00000      3.00000     1.00000         15.62500           9.62500           -
    2          7.26604      5.23779      3.00000     1.00000         13.26604           7.26604           -
    2          7.80976      5.60175      3.00000     1.00000         13.83540           7.80976           60
    2          7.42644      5.05857      3.00000     1.00000         13.42644           7.42644           60
    2          6.80470      5.09373      3.00000     1.00000         12.80470           6.80470           60
    2          6.87500      5.00000      3.00000     1.00000         12.87500           6.87500           60
    2          7.26559      5.31498      3.00000     1.00000         13.26559           7.26559           60
    2          8.50000      5.50000      1.00000     1.00000         14.50000           8.50000           -
    2          5.00000      4.50000      1.00000     1.00000         11.00000           5.00000           60
    2          8.25000      4.87500      1.00000     1.00000         14.25000           8.25000           60
    2          6.42488      4.96439      1.00000     1.00000         12.42488           6.42488           60
    2          8.00000         -            -           -                -                 -              -
    2          7.87500         -            -           -                -                 -              -
    2          7.62500         -            -           -                -                 -              -

--------------------------
(1) With respect to the replines with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.
(2) Weighted Average
(3) Weighted Average for adjustable-rate mortgage loans only
(4) With respect to the replines with an interest-only period, the interest-only period is assumed to be no greater than 60 months.

Some of the Mortgage     Approximately 58.22% of the mortgage loans have an
Loans Have an Initial    initial interest-only period of up to five years and
Interest-Only Period,    approximately 2.14% of the mortgage loans have an
Which May Result in      initial interest-only period of ten years. During this
Increased Delinquencies  period, the payment made by the related mortgagor will
and Losses               be less than it would be if the principal of the
                         mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the LIBOR certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                         After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the LIBOR certificates in reverse order of seniority.

                         The use of mortgage loans with an initial interest-only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination. The performance of interest-only mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

                Distribution by Interest Only Term (Aggregate)

                                                                                                Weighted
                                                                                                  Avg.
                                                                                                Combined
                                           Pct. Of    Weighted   Weighted            Weighted  Original
                  Number                   Pool By      Avg.      Avg.      Avg.       Avg.     LTV with               Pct.
   Interest        of       Principal      Principal    Gross    Current  Principal  Original   Silent      Pct.       Owner
   Only Term      Loans      Balance       Balance     Coupon     FICO    Balance      LTV      Seconds    Full Doc   Occupied
------------------------------------------------------------------------------------------------------------------------------
0                 2,483     $396,709,084      39.65%     7.604%     631   $159,770     80.24%     84.58%     53.79%     94.68%
60                2,013      582,490,009      58.22      7.296      660    289,364     80.08      92.48      59.16      94.68
120                  82       21,372,378       2.14      7.104      679    260,639     79.74      93.01      82.62      95.45
------------------------------------------------------------------------------------------------------------------------------
Total:            4,578   $1,000,571,470     100.00%     7.414%     649   $218,561     80.14%     89.36%     57.53%     94.69%
------------------------------------------------------------------------------------------------------------------------------

                  Distribution by Interest Only Term (Group I)

                                                                                                Weighted
                                                                                                  Avg.
                                                                                                Combined
                                           Pct. Of    Weighted   Weighted            Weighted  Original
                  Number                   Pool By      Avg.      Avg.      Avg.       Avg.     LTV with               Pct.
   Interest        of       Principal      Principal    Gross    Current  Principal  Original   Silent      Pct.       Owner
   Only Term      Loans      Balance       Balance     Coupon     FICO    Balance      LTV      Seconds    Full Doc   Occupied
------------------------------------------------------------------------------------------------------------------------------
0                 1,204     $170,346,727      56.64%     7.423%     632   $141,484     78.76%     81.96%     51.45%     94.12%
60                  680      124,647,184      41.44      7.322      645    183,305     79.35      87.41      70.00      89.08
120                  31        5,773,707       1.92      6.700      678    186,249     78.80      85.65      64.35      97.64
------------------------------------------------------------------------------------------------------------------------------
Total:            1,915     $300,767,618     100.00%     7.367%     638   $157,059     79.00%     84.29%     59.39%     92.10%
------------------------------------------------------------------------------------------------------------------------------

                  Distribution by Interest Only Term (Group II)

                                                                                                Weighted
                                                                                                  Avg.
                                                                                                Combined
                                           Pct. Of    Weighted   Weighted            Weighted  Original
                  Number                   Pool By      Avg.      Avg.      Avg.       Avg.     LTV with               Pct.
   Interest        of       Principal      Principal    Gross    Current  Principal  Original   Silent      Pct.       Owner
   Only Term      Loans      Balance       Balance     Coupon     FICO    Balance      LTV      Seconds    Full Doc   Occupied
------------------------------------------------------------------------------------------------------------------------------
0                 1,279     $226,362,358      32.35%     7.739%     630   $176,984     81.35%     86.54%     55.55%     95.11%
60                1,333      457,842,824      65.42      7.289      664    343,468     80.28      93.86      56.21      96.20
120                  51       15,598,670       2.23      7.253      680    305,856     80.08      95.74      89.38      94.63
------------------------------------------------------------------------------------------------------------------------------
Total:            2,663     $699,803,852     100.00%     7.434%     654   $262,788     80.62%     91.53%     56.74%     95.81%
------------------------------------------------------------------------------------------------------------------------------